SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2016

AXA EQUITABLE LIFE INSURANCE COMPANY
(Exact name of Registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas
New York, New York		10104
(Address of principal executive offices)		(Zip Code)
(212) 554-1234
(Registrant’s telephone number, including area code)
None
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

AXA, our ultimate parent company, issued a press release earlier today which included, among other things, the following disclosure regarding the impact of the U.S. Department of Labor's fiduciary rule:

“US Department of Labor fiduciary rule:

Management updates its estimate of the potential impacts from the Department of Labor fiduciary rule on new sales of AXA US to ca. -10% of AXA US APE in 2017 with an expected diminishing impact thereafter following mitigating actions.”

The reference to AXA US includes the operations of AXA Equitable. The term APE refers to Annual Premium Equivalent which AXA uses to measure the annualized impact of new business premiums. APE represents 100% of new business regular premiums + 10% of new business single premiums. APE is not a measure calculated and presented in accordance with U.S. GAAP. First year premiums and deposits is the most directly comparable financial measure to APE that is calculated and presented in accordance with U.S. GAAP. The reference to “ca. - 10% AXA US APE in 2017” represents approximately 25% of AXA Equitable’s first year premiums and deposits in 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

Date: June 21, 2016	By:	/s/ Dave S. Hattem
	Name:	Dave S. Hattem
	Title:	Senior Executive Director and General Counsel